Exhibit 21

SUBSIDIARIES OF NETSCOUT

Name	Jurisdiction of Incorporation

AirMagnet, Inc.	California
Aran Communications Limited	Ireland
Arbor Networks Canada Limited	Canada
Arbor Networks GmbH	Germany
Arbor Networks K.K.	Japan
Arbor Networks Pte Ltd	Singapore
Arbor Networks UK Ltd	United Kingdom
Arbor Networks, Inc.	Delaware
ClearSight Networks, Inc.	Delaware
Cragen Limited	United Kingdom
Ellacoya Networks, LLC	Delaware
NetScout Systems Industrial Private Limited	India
Gigavation, Inc.	Delaware
Green Sigma Holding Co., LLC	Delaware
Inet Technologies International, Inc.	Delaware
NetScout Berlin GmbH & Co. KG	Germany
NetScout Berlin Verwaltungs GmbH	Germany
NetScout Communications Limited	Ireland
NetScout Española S.A.	Spain
NetScout Network Systems GmbH	Germany
NetScout Network Systems Pty Ltd	Australia
NetScout Padova S.r.l.	Italy
NetScout Systems (HK) Limited	China
NetScout Systems (UK) Limited	United Kingdom
NetScout Systems A.C. UK Limited	United Kingdom
NetScout Systems Australia Pty Ltd	Australia
NetScout Systems Argentina SAU	Argentina
NetScout Systems Canada, Inc.	Canada
NetScout Systems Federal Corp.	Delaware
NetScout Systems Germany GmbH	Germany
NetScout Systems India Pte Ltd	India
NetScout Systems Italy S.r.l.	Italy
NetScout Systems Japan KK	Japan
NetScout Systems Norway AS	Norway
NetScout Systems Security Corporation	Massachusetts
NetScout Systems Singapore Pte Ltd	Singapore
NetScout Systems Software India Pte Ltd.	India
NetScout Systems Technology Representacao Brasil Ltda.	Brazil

NetScout Systems Texas, LLC	Delaware
NetScout Systems UK Holdings Ltd.	United Kingdom
Network General Central Corporation	Delaware
Network General Holdings Cayman	Cayman Islands
Network General International Corporation	Delaware
Network General Technology	Cayman Islands
Network General, BV	Netherlands
Newfield Wireless, Inc.	California
NSRS Austria GmbH	Austria
NSRS Belgium BVBA	Belgium
NSRS Comms Ireland Limited	Ireland
NSRS Czech Republic s.r.o.	Czech Republic
NSRS France Sarl	France
NSRS Germany GmbH	Germany
NSRS Holdings B.V.	Netherlands
NSRS Holdings Ireland Limited	Ireland
NSRS Hong Kong Ltd.	Hong Kong
NSRS Korea Ltd.	Korea, Republic of
NSRS Middle East FZ-LLC	UAE
NSRS Operations B.V.	Netherlands
NSRS Software (Shanghai) Co. Ltd.	China
NSRS Sweden AB	Sweden
Psytechnics Limited	United Kingdom
RS Merger Sub II, LLC	Delaware
Servicios A Terceros, S.C.	Mexico
Starburst Technology Holdings I, LLC	Delaware
Starburst Technology Holdings II, LLC	Delaware
TF Holdings B.V.	Netherlands